                                                                    Exhibit 23.1







              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-00000) pertaining to the Information Holdings Inc. 1998 Stock Option Plan of our report dated May 29, 1998, with respect to the consolidated financial statements of CRC Press, Inc., included in the Registration Statement (Form S-1, No. 333-56665) of Information Holdings Inc., filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP



West Palm Beach, Florida
September 9, 1998